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                                                                   EXHIBIT 10.42

                         SENIOR NOTE PURCHASE AGREEMENT



        This SENIOR NOTE PURCHASE AGREEMENT (this "Agreement"), dated this 27th day of January 1999 by and among INTRACEL CORPORATION, a Delaware corporation ("Seller") and DUBLIND INVESTMENTS LLC, a Delaware limited liability corporation (the "Purchaser").

        WHEREAS, the Company wishes to issue and sell to the Purchaser the Company's 15% Senior Note, substantially in the form attached hereto as Exhibit A-1, in the original principal amount of $2,000,000 (the "Senior Note"),

        WHEREAS, the Purchaser is to purchase the Senior Note on the terms and subject to the conditions set forth in this Agreement; and

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained the parties hereto hereby agree as follows:


        1. Purchase and Sale. The Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, the Senior Note. Simultaneously with the execution of this agreement, each Purchaser has delivered to the Company, by wire transfer, cash in the amount of $2,000,0000, representing the original principal amount of the Senior Note purchased hereunder.

        2. Representations and Warranties of the Company.

           (a) The Company (i) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) it has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action of the Company; (iv) the execution, delivery and performance by the Company of this Agreement and the sale and delivery of the Senior Note will not violate, conflict with or result in a breach of the Certificate or Articles of Incorporation or By-Laws of the Company or any agreement, instrument, judgment, or judicial decree or order to which the Company is a party or by which the Company or any of its assets is bound and (v) this Agreement and the Senior Note constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except (a) to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.


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        3. Representations, Warranties and Covenants of the Purchaser. The
Purchaser hereby represents and warrants to the Company as follows:

           (a) Purchase of Securities.

               (i) It is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Senior Note.

               (ii) It has sufficient knowledge and experience in investing in companies in a similar stage of development to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof, including a complete loss thereof.

               (iii) It has had an opportunity to discuss the Company's business, management and financial condition with the management of the Company's and its subsidiaries.

               (iv) It is acquiring the Senior Note for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

               (v) It understands that (i) the Senior Note has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof, (ii) the Senior Note must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Senior Note will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

           (b) Authority. It has all requisite power and authority to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Purchaser (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) it has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary corporate action of Purchaser; and (iv) the execution, delivery and performance by the Purchaser of this Agreement and the purchase of the Senior Note will not violate, conflict with or result in a breach of the Certificate or Articles of Incorporation or By-Laws of Purchaser or any agreement, instrument, judgment, or judicial decree or order to which the Purchaser is a party or by which the Purchaser or any of its assets is bound, or result in the creation of any lien or encumbrance on the Senior Note.



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           (c) Projections. Purchaser understands that any and all financial projections and other estimates delivered to it were based on the Company's experience in the industry and on assumptions of fact and opinion which the Company believes to have been, and to be, as of the date hereof, reasonable. It understands that the Company cannot and does not assure or guarantee the attainment of such projections or other estimates.

           (d) Risk Factors. Purchaser understands that the Senior Note is subject to certain risk factors and has fully and independently evaluated to its satisfaction each risk factor prior to making a decision to invest in the Senior Note.

        4.  Miscellaneous

            (a) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

            (b) This Agreement constitutes the sole agreement between or among the parties hereto relating to the subject matter hereof and merge with and supersede any and all prior agreements between them relating to such subject matter. This Agreement cannot be altered or amended except by a writing duly executed by the party against whom such alteration or amendment is sought to be enforced.

            (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) This Agreement shall be governed by and construed under the laws of the state of New York applicable to contracts made and to be performed entirely within such state.

            (f) The representations, warranties and covenants contained herein shall survive the sale and purchase of the Senior Note hereunder and any disposition thereof, notwithstanding any investigation made at any time by any of the parties hereto.




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        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                            INTRACEL CORPORATION



                                            By: /s/ SIMON R. MCKENZIE
                                                ------------------------
                                                Name: Simon R. McKenzie
                                                Title: Chief Executive Officer



                                            DUBLIND INVESTMENTS LLC



                                            By:________________________
                                               Name:
                                               Title:

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          THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR IN COMPLIANCE WITH ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.


                              INTRACEL CORPORATION


                           15% SENIOR PROMISSORY NOTE

January 27, 1999                                                      $2,000,000

        FOR VALUE RECEIVED, INTRACEL CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of DUBLIND INVESTMENTS LLC, its successors or assigns (the "Noteholder"), the Principal Amount (as defined below) payable on April 1, 2000 (the "Principal Payment Date") with interest payable pursuant to Section 2. Capitalized terms used in this Senior Note have the meanings provided in Section 9. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement dated August 25, 1998 by and among the Company and the other parties thereto (the "Securities Purchase Agreement"), a copy of which has been delivered to the Noteholder.

     SECTION 1. Payments of Principal.

           (a) Principal Amount. The principal amount of this Note is Two Million Dollars ($2,000,000) (the "Principal Amount").

           (b) Principal Payment Date. Subject to earlier redemption or prepayment as provided herein, the Principal Amount of this Senior Note and all other theretofore unpaid amounts due hereunder shall be due and payable on the Principal Payment Date.

           (c) Mandatory Redemption Upon Consummation of the Initial Public Offering. Upon the closing date of the first offering of equity securities of the Company to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Company shall redeem this Senior Note by paying to the Noteholder all principal, accrued and unpaid interest thereon and any other amount due to the Noteholder hereunder.

           (d) Optional Prepayment. The principal amount of this Senior Note may be prepaid at the option of the Company at any time, in part or in full, together with accrued interest through the date of prepayment on the principal amount so prepaid.



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      SECTION 2. Payments of Interest.

           (a) Interest Rate. Except as otherwise expressly provided in Section 4(b), interest shall accrue from the Closing Date at the rate of fifteen percent (15%) per annum on the Unpaid Principal Amount. All computations of interest shall be made on the basis of a year of three hundred and sixty (360) days for the actual number of days including the first day but excluding the last day for which any interest period is calculated.

           (b) Interest Payment Date. All accrued and unpaid interest shall be payable semi-annually in arrears on each Interest Payment Date beginning on July 27, 1999.

      SECTION 3. Covenants.

      The Company hereby agrees that, so long as any amount is owing to the Noteholder, it shall and shall cause its Subsidiaries to perform the covenants set forth in Article V of the Securities Purchase Agreement.

     SECTION 4.  Events of Default.

           (a) Definition. For purposes of this Senior Note, an Event of Default shall have occurred and shall be deemed to have occurred if:

               (i) the Company shall fail to pay any principal when due in accordance with the terms hereof; or

               (ii) the Company shall fail to pay any interest or any other amount payable hereunder when due in accordance with terms hereof by a date which is five calendar days after such interest or other amount payable hereunder is due and payable in accordance with the terms hereof; or


               (iii) the Company or any Subsidiary (whether as primary obligor or as a guarantor or other surety) shall (A) default in any payment of principal of or interest on any Debt (after giving effect to any applicable grace period); or (B) default in the observance or performance of any other agreement or condition relating to any such Debt or any Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to give the holder thereof the right to cause such Debt to become due prior to its stated maturity or such Guarantee Obligation to become payable (whether by the terms of any document evidencing such Debt or Guarantee Obligation, upon the election of any holder of Debt or beneficiary of any Guarantee Obligation or otherwise); provided, that the aggregate amount of all obligations as to which such payment Default shall occur and be continuing or other event causing or permitting acceleration thereof exceeds $500,000; or


               (iv) (A) the Company or any Subsidiary shall commence any case, proceeding or other action (1) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of



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debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its Assets, or the Company shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (C) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its Assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (D) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(A), (B) or (C) above; or (E) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or


               (v) one or more final judgments or decrees shall be entered against the Company or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of two hundred fifty thousand dollars ($250,000) or more; or

               (vi) any judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of Assets representing more than 33 1/3%, or the divestiture of the stock of a Subsidiary whose Assets represent more than 33 1/3%, of the consolidated Assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of Assets, or stock of a Subsidiary, which shall have contributed more than 33 1/3% of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) during the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 120 days; or

               (vii) the Company or any Community Controlled Entity, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $500,000; or

               (viii) the Company shall have not consummated on or prior to December 31, 1999 a sale of its Common Stock, whether in a public offering registered under the Securities Act or otherwise, which sale has an aggregate offering price of not less than $40,000,000 and results in aggregate proceeds to the Company (net of selling expenses and underwriter's discount or selling agent's commission) of not less than $35,000,000; or




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               (ix) (A) the Securities Purchase Agreement or any Ancillary
Agreement shall cease in any material respect, for any reason, to be in full force and effect or the Company or any subsidiary shall assert that any of such Agreements has ceased in any material respect to be in full force and effect,
(B) the Liens created by any Security Documents shall cease, in any material respect, for any reason other than a release executed and delivered by each Noteholder, to be enforceable and of the same effect and first priority purported to be created thereby (unless otherwise contemplated thereby), or (C) any breach, default or event of default occurs under any Securities Purchase Agreement or any Ancillary Agreement and the same is not remedied within the applicable period of grace (if any) provided in such Agreement; or

               (x) the Company shall fail to redeem the Senior Note in accordance with the terms of Section 1(c) hereof.

      (b) Consequences of Events of Default.

               (i) When any Event of Default has occurred and is continuing, the interest rate on this Senior Note shall increase to the Default Interest Rate. Any increase of the interest rate resulting from the operation of this clause shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this clause), provided, however, that nothing herein shall prevent subsequent increases of the interest rate to the Default Interest Rate upon any subsequent Defaults or Events of Default by the Company.

               (ii) If an Event of Default of the type described in Section 4(a)(iv) has occurred, the aggregate principal amount of this Senior Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Noteholder, and the Company shall immediately pay to the Noteholder all amounts due and payable hereunder.

               (iii) If any Event of Default has occurred (other than under Section 4(a)(iv)), the Noteholder may declare this Senior Note to be immediately due and payable and may demand immediate payment of the Unpaid Principal Amount (together with all accrued and unpaid interest and all other amounts due and payable with respect thereto).

               (iv) If any Event of Default or Default shall occur and be continuing, the Noteholder may proceed to protect and enforce its rights under the Senior Note by exercising such remedies as are available to such Noteholder in respect thereof, under applicable Law, whether for specific performance of any covenant or other agreement contained in this Senior Note or otherwise; no remedy is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at Law or in equity or by statute or otherwise.




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               (v) If an Event of Default or Default shall occur and be
continuing, payments by the Company of amounts due to the Noteholder shall be made in the following order or priority:

                   (A) all accrued unpaid past due interest on the Senior Notes;

                   (B) all accrued unpaid interest due on the Senior Notes; and

                   (C) the principal amount due under the Senior Notes.

         (c) Rescission of Acceleration. At any time after any or all of the Senior Notes shall have been declared immediately due and payable pursuant to subsection (b), the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Senior Notes, the principal of any Senior Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Senior Notes, (ii) the Company shall have paid any amounts, other than principal and interest, which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Senior Notes. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         (d) Notice of Acceleration or Rescission. Whenever any Senior Note shall be declared immediately due and payable pursuant to subsection (b) or any such declaration shall be rescinded and annulled pursuant to subsection (c), the Company shall forthwith give written notice thereof to each Noteholder at the time outstanding.

     SECTION 5. Waiver of Certain Rights. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Senior Note, and expressly agrees that this Senior Note, or any payment hereunder, may be extended from time to time and that the Noteholder hereof may accept security for this Senior Note or release security for this Senior Note, all without in any way affecting the liability of the Company hereunder.

     SECTION 6. Transfer of this Senior Note. Upon surrender for registration of transfer of this Senior Note at the principal office of the Company, the Company shall, execute and deliver one or more new Senior Notes of like tenor and of like aggregate principal amount, registered in the name of such transferee or transferees and or the Noteholder, as the case may be. At the time this Senior
Note is surrendered for registration of transfer, it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Noteholder or such holder's attorney duly authorized in writing. Any Senior Note or Senior Notes issued upon transfer of this Senior Note shall carry the rights to unpaid interest and the accrual of interest which were carried by this Senior Note, so that neither gain nor loss of interest shall result from any such transfer. In the event that the Noteholder shall transfer less than the full amount of the



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



Note, the Company shall execute and deliver a replacement Note of like tenor for the balance of the amount of the Note due to the Noteholder. In addition, on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, and delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company in the case of such mutilation, on delivery and cancellation of this Note, the Company at its expense, will execute and deliver in lieu thereof, a replacement Note of like tenor.

     SECTION 7. Assignment. The rights and obligations of the Company and the Noteholder shall be binding upon and benefit the permitted successors, assigns and transferees of the parties; provided that (i) in no event shall the Company assign its rights hereunder without the prior written consent of the Noteholder,
(ii) the Noteholder may sell, assign, convey, or otherwise transfer this Senior Note with the consent of the Company, which consent will not be unreasonably withheld, and (iii) notwithstanding Section 7(ii), the Noteholder may at all times, without the consent of the Company, sell, assign, convey or otherwise transfer this Senior Note to an Affiliate of the Noteholder.

     SECTION 8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Senior Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. No failure or delay on the part of the Noteholder in exercising any power or right under this Senior Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

     SECTION 9. Definitions. For purposes of this Senior Note, the following capitalized terms have the following meaning:

     "Affiliate" means, with reference to a specified person or entity, any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person or entity. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

     "Business Day" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     "Common Stock" means the common stock of the Company.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is



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part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

        "Company" is defined in the preamble.

        "Debt" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

        "Default" means any of the events specified in Section 4, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Default Interest Rate" means a rate of interest equal to seventeen and one-half percent (17.5%) per annum.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Event of Default" means each of the events described in Section 4; provided, however, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "GAAP" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such



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guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

        "Senior Notes" means this 15% Senior Promissory Note and any additional 15% Senior Promissory Notes issued simultaneously herewith.

        "Interest Payment Dates" mean, for any year, July 27 and January 27, beginning with the Interest Payment Date of July 27, 1999.

        "Lien" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

        "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Noteholder" means the Person defined as such in the first paragraph hereof and its permitted successors, transferees and assigns.

        "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Principal Amount" is defined in Section 1(a).

        "Principal Payment Date" is defined in the preamble.

        "Required Holders" means that number of holders of Senior Notes constituting not less a majority of the aggregate Unpaid Principal Amount due under all outstanding Senior Notes at that time.

        "Subsidiary" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

        "Unpaid Principal Amount" means, at any time, the portion of the Principal Amount outstanding under a Senior Note at such time.

         SECTION 10. Cancellation. After all principal, accrued interest thereon and all other amounts due hereunder at any time owed on this Senior Note has been paid in full, this Senior Note shall be surrendered to the Company for cancellation and shall not be reissued.

         SECTION 11. Payment of Expenses and Taxes. The Company hereby agrees
(a) to pay or reimburse the Noteholder for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Senior Note after the occurrence of any Event of Default, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Noteholder and (b) to pay, indemnify, and hold the Noteholder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if



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



any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Senior Note.

     SECTION 12. Payments. All payments to be made to the Noteholder shall be made in the lawful money of the United States of America in immediately available funds.

     SECTION 13. Place of Payment. Payments of principal and interest shall be delivered to the Noteholder by wire transfer of immediately available funds to the following account: Fleet Bank, Greenwich Avenue Branch, ABA No. 011900445 for credit to Dublind Partners Inc., Account No. 00-6664-5366, or to such other Noteholder at such other address or to the attention of such other person or to such other account as specified by prior written notice to the Company.

     SECTION 14. Severability. Whenever possible, each provision of this Senior Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Senior Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Senior Note.

     SECTION 15. Descriptive Headings; Interpretation. The descriptive headings of this Senior Note are inserted for convenience only and do not constitute a substantive part of this Senior Note. The use of the word "including" in this Senior Note shall be by way of example rather than by limitation.

     SECTION 16. Governing Law; Submission to Jurisdiction. This Note shall be construed in accordance with, and governed by, the internal laws of the State of New York as permitted by Section 5-401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of New York. The Company hereby irrevocably and unconditionally:

               (i) submits itself and its properties in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in or delivered pursuant to Section 18 or at such other address of which the Noteholders shall have been notified pursuant thereto;

               (iv) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 18 any punitive or exemplary damages and any damages which are not proximately caused by or the reasonably foreseeable result of the breach which is the subject of such action or proceeding.

The Company hereby acknowledges that:

               (v) it has been advised by counsel in the negotiation, execution and delivery of this Note;

               (vi) the Noteholders do not have any fiduciary relationship with or duty to the Company arising out of or in connection with this Note; and
     (vii) no joint venture or partnership exists between the Noteholders, on the one hand, and the Company, on the other hand and the relationship of the Company and the Noteholders is that of inter alia, debtor and creditor.

     THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE, AND FOR ANY COUNTERCLAIM THEREIN.

     THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     SECTION 17. Other Jurisdictions. The Company agrees that the Noteholder shall have the right to proceed against the Company in a court in any location to enable such Noteholder to enforce a judgment or other court order entered in favor of such holder. The Company waives any objection that it may have to the location of the court in which the Noteholder has commenced a proceeding described in this Section 17.

     SECTION 18. Notices. All notices, requests, demands, waivers and other communication required or permitted to be given under this Senior Note shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight courier:

If to the Noteholder:

Dublind Investments LLC
80 Field Point Road
Greenwich, Connecticut 06830
Attn:  Charles Lindsay
Fax Number:  (203) 869-5444
Confirm Number:  (203) 869-6345



with a copy, which will
not constitute notice to
the Noteholder, to:

Sullivan & Worcester
767 Third Avenue, 39th Floor
New York, New York 10017
Attn:  Charles Dubroff, Esq.
Fax Number:  (212) 758-2151
Confirm Number: (212) 486-8210

If to the Company:

Intracel Corporation
2005 NW Sammamish Road, Suite 107
Issaquah, Washington  98027
Attn:  Simon R. McKenzie
Fax Number:  (425) 392-2992
Confirm Number:  (425) 557-1894

with a copy, which will
not constitute notice to
the Company, to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
Attn:  Joseph W. Bartlett, Esq.
Fax Number:  (212) 468-7900
Confirm Number: (212) 468-8240

or at such other address as may be specified in writing to the other parties in accordance with this Section 18.

All such notices, requests, demands, waivers and other communications shall be deemed to have been delivered if by personal delivery or by courier on the date of such delivery and if by certified or registered mail, on the third (3rd) Business Day after the mailing thereof.

     SECTION 19. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following such day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

     SECTION 20. Usury Laws. The Company and each Noteholder intend to comply with applicable usury Laws from time to time in effect. At no time shall the interest rate payable on the Senior Notes exceed the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Senior Notes or on any amount which may be owing to the Noteholders under the Laws applicable to such Noteholders and this transaction. In the event that the interest rate payable on the Senior Notes shall exceed the maximum rate of interest allowable under applicable usury Laws, then the rate of interest shall automatically be reduced to the maximum rate permitted by Law.

                                   * * * * *

        IN WITNESS WHEREOF, the Company has executed and delivered this Senior Note on January 27, 1999.

                                            INTRACEL CORPORATION


                                            By: /s/ SIMON R. MCKENZIE
                                               ------------------------------
                                               Name: Simon R. McKenzie
                                               Title: Chief Executive Officer